   As filed with the Securities and Exchange Commission on July 11, 2000

                                                 Registration No. 333-40862
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                          NORTHROP GRUMMAN CORPORATION
             (Exact name of registrant as specified in its charter)

                                ---------------

         Delaware                    3721                    95-1055798
     (State or other          (Primary Standard           (I.R.S. Employer
     jurisdiction of      Industrial Classification     Identification No.)
     incorporation or            Code Number)
      organization)
                             1840 Century Park East
                         Los Angeles, California 90067
                                 (310) 553-6262
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                                 John H. Mullan
                     Corporate Vice President and Secretary
                             1840 Century Park East
                         Los Angeles, California 90067
                                 (310) 553-6262
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                   Copies to:
    Charles M. Nathan        Christopher A. Head         James R. Tanenbaum
  Thomas W. Christopher     Comptek Research Inc.        Richard S. Forman
  Fried, Frank, Harris,       2732 Transit Road      Stroock & Stroock & Lavan
    Shriver & Jacobson     Buffalo, New York 14224              LLP
    One New York Plaza          (716) 677-4070            180 Maiden Lane
 New York, New York 10004                             New York, New York 10038
      (212) 859-8000                                       (212) 806-5400

   Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon consummation of the transactions described in the enclosed prospectus.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     ---------------

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------

   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Northrop Grumman. The Delaware General Corporation Law (the "DGCL") authorizes corporations to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages in connection with the breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitation authorized by the DGCL, directors could be accountable to corporations and their stockholders for monetary damages for conduct that does not satisfy such duty of care. Although the DGCL does not change a director's duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Northrop Grumman's certificate of incorporation limits the liability of directors to the corporation or its stockholders to the fullest extent permitted by the DGCL as in effect from time to time. Specifically, directors of Northrop Grumman will not be personally liable for monetary damages for breach of a fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derives any improper personal benefit.

   The bylaws of Northrop Grumman provide that the corporation shall indemnify its officers, directors and employees to the fullest extent permitted by the DGCL. Northrop Grumman believes that indemnification under its bylaws covers at least negligence and gross negligence on the part of the indemnified parties.

   Northrop Grumman has entered into an agreement with each of its directors and certain of its officers indemnifying them to the fullest extent permitted by the foregoing. Northrop Grumman has also purchased director and officer liability insurance.

   Comptek. The merger agreement provides that the indemnification provisions set forth in Comptek's certificate of incorporation and bylaws shall survive the merger and shall not be amended, repealed or modified for at least six years after the effective time of the merger in any manner that would adversely affect the rights of persons indemnified thereunder.

   Sections 721-727 of the New York Business Corporation Law ("NYBCL") contain detailed provisions regarding indemnification of and liability insurance for, directors and officers of New York corporations against expenses, judgments, fines and amounts paid in settlement in connection with litigation. Specifically, Section 722 of the NYBCL permits indemnification against judgments, fines and amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of legal actions or proceedings. Under Section 723 of the NYBCL, if a litigant is successful in the defense of such an action or proceeding, he or she is automatically entitled to indemnification. Otherwise, indemnification will depend upon whether or not the director or officer has lived up to an appropriate standard of conduct in the performance of his or her duties.

   Comptek's certificate of incorporation limits the liability of directors to the corporation or its shareholders to the fullest extent permitted by the NYBCL as in effect from time to time. Specifically, directors of Comptek will not be personally liable for damages for any breach of duty as a director, except where a judgment or other final adjudication adverse to such director establishes that (i) such director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or (ii) such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or (iii) such director's acts violated Section 719 of the NYBCL. Comptek's bylaws further provide that every person who is or was a director, officer or employee of the corporation may be indemnified by the corporation against any and all liability and reasonable expense that may be incurred by such person in connection with or resulting from any claim in which such person may be involved, as a party or otherwise, by reason of such person being or having been a director, officer or employee of the corporation, provided such person acted, in good faith, in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in addition in any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

   The merger agreement also provides that after the effective time of the merger, Comptek shall indemnify and hold harmless, to the fullest extent permitted under applicable law and its charter documents, each present and former director or officer of Comptek against all costs, judgments, fines, losses, claims, damages, liabilities and expenses, including reasonable attorneys' fees incurred in connection with any action claim, suit, proceeding or investigation arising out of or pertaining to matters relating to their service as an officer or director, in each case existing or occurring at or before the effective time of the merger.

   The merger agreement further provides that, for a period of six years after the effective time of the merger, Comptek shall provide to its current directors and officers liability insurance protection reasonably comparable to the directors' and officers' liability insurance policies maintained by Comptek immediately prior to the effective time; provided, however, that in no event shall Comptek be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by Comptek for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, Comptek shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding 150% of the annual premiums.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   (a) Exhibits

 Exhibit
 Number                          Description of Exhibit
 ------- ----------------------------------------------------------------------
  2.1    Agreement and Plan of Merger, dated as of June 12, 2000, among
         Northrop Grumman Corporation, Comptek Research, Inc. and Yavapai
         Acquisition Corp (included as Annex B to the prospectus).


  2.2    Tender Agreement, dated as of June 15, 2000, among Yavapai Acquisition
         Corp. and the shareholders listed in the signature pages thereto
         (included on Annex C to the prospectus).

  3.1 Certificate of Incorporation of Northrop Grumman Corporation, as amended, incorporated by reference to Exhibit 4.1 of Northrop
         Grumman's Registration Statement on Form S-3 (33-55143) filed on
         August 18, 1994.

  3.2 Bylaws of Northrop Grumman Corporation, as amended and restated on February 16, 2000, incorporated by reference to Exhibit 3.A of Northrop Grumman's Quarterly Report on Form 10-Q for the period ended
         March 31, 2000, filed on May 9, 2000.

  4.1    Specimen Common Stock Certificate incorporated by reference to Exhibit
         4.8 of Northrop Grumman's Registration Statement on Form S-3 (33-
         85633), dated August 20, 1999.

  5.1 Opinion of John H. Mullan regarding the validity of the securities being registered.*

  8.1 Opinion of Howrey Simon Arnold & White, LLP regarding certain tax matters.*

 15.1 Letter from Independent Accountant regarding unaudited accounting information.*

 23.1    Consent of Deloitte & Touche, LLP (for Northrop Grumman).*

 23.2    Consent of KPMG LLP (for Comptek).*

 23.3    Consent of John H. Mullan (included in Exhibit 5.1).

 23.4    Consent of Howrey Simon Arnold & White, LLP (included in Exhibit 8.1).

 24.1    Power of Attorney.*

 24.2    Power of Attorney.*


 99.1    Form of Letter of Transmittal.*

 99.2 Form of Notice of Guaranteed Delivery.*


 99.3 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.*


 99.4 Form of Letter to Clients.*


 99.5 Guidelines for Certification of Taxpayer Identification Number on
      Substitute Form W-9.*


 99.6 Consent of CIBC World Markets Corp.*


 99.7 Consent Letter, dated June 29, 2000, from Manufacturers and Traders Trust
      Company.*


 99.8 Form of Instructions to Participants in the Comptek Research, Inc.
      Employee Stock Purchase Plan.

--------

* Previously Filed.

   (b) Not applicable

   (c) Not applicable

ITEM 22. UNDERTAKINGS.

   (a) The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

  provided, however, that the undertakings set forth in the paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (4) that, if the registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished; provided, that the registrant includes in the prospectus, by means of a post-effective statement, financial statements required pursuant to this paragraph

  (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a) (3) of the Act or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by a person or part who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (d) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (a) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a pat of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (e) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

   (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Los Angeles, State of California, on this 11th day of July, 2000.

                                          NORTHROP GRUMMAN CORPORATION

                                                   /s/ John H. Mullan
                                          By:
                                             ----------------------------------
                                                       John H. Mullan
                                                     Attorney in Fact*

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 Signature                            Title                  Date
                 ---------                            -----                  ----

              /s/ Kent Kresa                Chairman of the Board,       July 11, 2000
___________________________________________  President and Chief
                Kent Kresa*                  Executive Officer and
                                             Director (Principal
                                             Executive Officer)

        /s/ Richard B. Waugh, Jr.           Corporate Vice President     July 11, 2000
___________________________________________  and Chief Financial
          Richard B. Waugh, Jr.*             Officer (Principal
                                             Financial Officer and
                                             Principal Accounting
                                             Officer)

           /s/ Jack R. Borsting             Director                     July 11, 2000
___________________________________________
             Jack R. Borsting*

          /s/ John T. Chain, Jr.            Director                     July 11, 2000
___________________________________________
            John T. Chain, Jr.*

              /s/ Vic Fazio                 Director                     July 11, 2000
___________________________________________
                Vic Fazio*

            /s/ Phillip Frost               Director                     July 11, 2000
___________________________________________
              Phillip Frost*

            /s/ Robert A. Lutz              Director                     July 11, 2000
___________________________________________
              Robert A. Lutz*

           /s/ Aulana L. Peters             Director                     July 11, 2000
___________________________________________
             Aulana L. Peters*


                 Signature                            Title                  Date
                 ---------                            -----                  ----

            /s/ John E. Robson              Director                     July 11, 2000
___________________________________________
              John E. Robson*

         /s/ Richard M. Rosenberg           Director                     July 11, 2000
___________________________________________
           Richard M. Rosenberg*

        /s/ John Brooks Slaughter           Director                     July 11, 2000
___________________________________________
          John Brooks Slaughter*

        /s/ Richard J. Stegemeier           Director                     July 11, 2000
___________________________________________
          Richard J. Stegemeier*

       /s/ John H. Mullan
*By:
  ----------------------------------
        Attorney in Fact
  *By authority of powers of attorney
   filed with this registration statement